CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report On Form 10-QSB of New Life Scientific, Inc. for the Period Ending March 31, 2005, I, Henry Val, Chief Executive Officer and Chief Financial Officer of New Life Scientific, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.      Such Quarterly Report on Form 10-QSB for the period ending March 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in such Quarterly Report on Form 10-QSB for the period ending March 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of  New Life Scientific, Inc.

Dated: May 18, 2005

New Life Scientific, Inc.

By:	/s/ Henry Val

Chief Executive Officer and

Chief Financial Office